UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
CAMBIUM LEARNING GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

CAMBIUM LEARNING GROUP, INC.

2010 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 25, 2010
9:00 a.m. (Eastern Time)

The meeting will be held at:

Offices of Lowenstein Sandler PC
1251 Avenue of the Americas
New York, New York 10020
Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of
Stockholders of Cambium Learning Group, Inc. to be Held on May 25, 2010.
Notice is hereby given that the 2010 Annual Meeting of Stockholders of Cambium Learning Group, Inc. (the “Company”) will be held at the offices of Lowenstein Sandler PC, located at 1251 Avenue of the Americas, New York, New York 10020, on May 25, 2010, at 9:00 a.m. (Eastern Time). You are receiving this notice that the proxy materials for the meeting are available on the Internet. Please follow the instructions below to view the proxy materials and to vote online or request a paper or e-mail copy. The items to be voted upon are set forth below. Your vote is important.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Company’s Proxy Statement, Annual Report on Form 10-K and any other proxy materials are available at www.ematerials.com/abcd. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
How to Obtain a Copy of the Proxy Materials: If you want to receive a paper copy or an e-mail with links to the electronic proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 12, 2010 to facilitate timely delivery.

Matters to be voted upon at the meeting are listed below,
along with the recommendation of the Company’s Board of Directors as to each.
The Board of Directors recommends that you vote FOR the following proposals:
1.	Election of three Class I directors identified in the Company’s 2010 Definitive Proxy Statement, each to serve for a three-year term expiring at the 2013 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

2.	Approval of the Cambium Learning Group, Inc. 2009 Equity Incentive Plan.

3.	Ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

THIS IS NOT A FORM FOR VOTING
You may immediately vote your proxy on the Internet at:
www.eproxy.com/abcd
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 24, 2010.

•	Please have this notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the proxies named in the proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.
THIS NOTICE IS NOT A PROXY CARD. To vote your shares on a proxy card instead of voting on the Internet, you must request that a paper copy of the proxy materials be mailed to you by following the instructions on the reverse side of this notice. If you wish to attend and vote at the meeting, please bring this notice and proper identification with you. To obtain directions to the meeting, please call Shannan Overbeck at (214) 932-9476.

To request a copy of the proxy materials, which include the proxy card, proxy statement and annual report, and to select a future delivery preference, please contact us via:
For Paper Copies: Current and future paper delivery requests can be submitted via the Internet, Telephone or e-mail options below.
For E-mail/Electronic Copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail options below. If you request an e-mail copy of current materials, you will receive an e-mail with a link to the materials.

Internet – Access the Internet and go to www.ematerials.com/abcd. Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

E-mail – Send us an e-mail at ep@ematerials.com with “abcd Materials Request” in the subject line.
The e-mail must include:
•	The 3-digit Company # and the 11-digit Control # located in the box in the upper right hand corner on the front of this notice.

•	Your preference to receive printed materials via mail -or- to receive an e-mail with links to the electronic materials.

•	If you choose e-mail delivery, you must include the e-mail address.

•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last four digits of your Social Security Number or Tax Identification Number in the e-mail.